Exhibit 23

                         Consent of KPMG Peat Marwick LLP

      The Board of Directors and Stockholders
      Alberto-Culver Company:

      We consent to incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-36051, 33-47748, 33-62693, 33- 62699 and 33-62701)
      and Form S-3 (Number 333-00619) of Alberto-Culver Company of our reports dated October 23, 1996, relating to the consolidated balance sheets of Alberto-Culver Company and subsidiaries as of September 30, 1996 and 1995 and the related consolidated statements of earnings, retained earnings and cash flows and related schedule for each of the years in the three-year period ended September 30, 1996 which reports appear or are incorporated by reference in the September 30, 1996 annual report on Form 10-K of Alberto-Culver Company.



                                                      /s/ KPMG PEAT MARWICK LLP

                                                          KPMG PEAT MARWICK LLP

      Chicago, Illinois
      December 12, 1996